UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2019

WESTMORELAND RESOURCE PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-34815	77-0695453
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 300 Englewood, CO		80112
(Address of principal executive offices)		(Zip Code)

(855) 922-6463

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on October 9, 2018 (the “Petition Date”), Westmoreland Coal Company (“WCC”), certain of its subsidiaries, including Westmoreland Resource Partners, LP (the “Company”) and the Company’s wholly owned subsidiaries (collectively, the “Debtors”), filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). Since the Petition Date, the Debtors have continued to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On January 22, 2019, the Company and certain of its wholly owned subsidiaries (the “Sellers”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Sabine Pass Coal Company, LLC, a Virginia limited liability company (the “Purchaser”) and Merida Natural Resources, LLC, a Virginia limited liability company, as guarantor. Pursuant to the Asset Purchase Agreement, the Purchasers will acquire substantially all of the assets primarily related to the Sellers’ mining complexes located in and primarily related to the mines commonly referred to as Cadiz, Tuscarawas, Belmont, New Lexington, Noble, Plainfield, Muhlenberg and Tusky, which the Company commonly refers to in the aggregate as “Oxford” and certain other assets primarily related to the Oxford mining complexes (such mining complexes and assets collectively, the “Oxford Assets”). More information on the assets comprising the Oxford Assets can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on April 2, 2018. In consideration for the sale of the Oxford Assets, among other things, the Purchaser will assume certain liabilities of Sellers, including all liabilities of Sellers arising out of or relating to the Sellers’ mine reclamation and other post-mining liabilities relating to the Oxford Assets.

The Asset Purchase Agreement is subject to the Sellers’ consideration of higher or otherwise better competing bids, and the Sellers are permitted to continue to receive and consider competing bids prior to the confirmation of the Asset Purchase Agreement by the Bankruptcy Court. Further, the consummation of the transactions contemplated by the Asset Purchase Agreement is subject to customary closing conditions.

The Asset Purchase Agreement is filed herewith as Exhibit 10.1. It is incorporated herein by reference, and the foregoing description of the terms of the Asset Purchase Agreement is qualified in all respects by the actual text of the Asset Purchase Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated as of January 22, 2019, by and among Sabine Pass Coal Company, LLC, a Virginia limited liability company, Merida Natural Resources, LLC, a Virginia limited liability company, as guarantor, Westmoreland Resource Partners, LP, a Delaware limited partnership and the directly and indirectly wholly owned subsidiaries of the Company party thereto.*

*	Exhibits omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND RESOURCE PARTNERS, LP

Date: January 28, 2019	By:	/s/ Samuel N. Hagreen
	Name:	Samuel N. Hagreen
	Title:	Secretary & Associate General Counsel